Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement No. 333-211884 on Form S-8, of our report dated June 28, 2018, relating to the financial statements and financial statement schedule of Welbilt Retirement Savings Plan which appears in this Form 11-K.

/s/Wipfli LLP
Wipfli LLP

June 28, 2018
La Crosse, Wisconsin